Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C.§1350, as adopted pursuant to

§906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with Securities and Exchange Commission of the Amendment No. 1 to the Annual Report of Hemagen Diagnostics, Inc. on Form 10-KSB for the period ending September 30, 2007, (the “Report”), I, William P. Hales, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William P. Hales
William P. Hales
President and Chief Executive Officer
(Principal Executive Officer)

January 28, 2008